Exhibit 99.1

[Logo]
NEW FRONTIER MEDIA

For Immediate Release
Contact: Karyn L. Miller, Chief Financial Officer
(303) 444-0900 x 102
kmiller@noof.com

            NEW FRONTIER MEDIA REPORTS RECORD SECOND QUARTER RESULTS

BOULDER, COLORADO, November 6, 2003 -- New Frontier Media, Inc. (Nasdaq: NOOF), a leader in the electronic distribution of adult entertainment, announced record fiscal 2004 second quarter results for the quarter ended September 30, 2003. The Company reported net income for the quarter of $2.8 million, or $0.14 per share, as compared to a net loss of $1.0 million, or $0.05 per common share for the quarter a year ago. Net revenue for the current year quarter was $10.9 million compared to $9.3 million for the quarter a year ago, representing an increase of 17%.

The Company reported EBITDA (earnings before interest, taxes, depreciation and non-content related amortization) of $3.8 million for the quarter ended September 30, 2003, as compared to $0.2 million for the quarter ended September 30, 2002, determined prior to restructuring charges of $72,000 and $142,000, for the quarters ended September 30, 2003 and 2002, respectively, primarily related to the Internet Group.

PAY TV

The Company's Subscription/PPV TV Group ("Pay TV Group") reported revenue of $10.1 million for the quarter ended September 30, 2003, as compared to $7.1 million for the quarter ended September 30, 2002, which represents an increase of 42%. Of this, revenue from the Pay TV Group's Cable/DBS/Hotel services increased 62% from $5.2 million for the quarter ended September 30, 2002 to $8.4 million for the quarter ended September 30, 2003. This increase in Cable/DBS/Hotel revenue is related to an increase in the distribution of the Pay TV Group's video-on-demand ("VOD") service. The Pay TV Group's VOD service, branded as TEN*On Demand, is now distributed to 8.0 million VOD enabled cable households and 900,000 hotel rooms in the U.S. and Canada.

EBITDA for the Pay TV Group was $4.7 million for the quarter ended September 30, 2003, as compared to EBITDA of $1.9 million for the quarter ended September 30, 2002. Operating expenses declined from 30% of net revenue for the quarter ended

September 30, 2002 to 19% for the quarter ended September 30, 2003, and overall operating expenses declined 18% from $2.2 million for the quarter ended September 30, 2002 to $1.8 million for the quarter ended September 30, 2003.

"We are very pleased to have achieved these second quarter results for our shareholders. VOD has become a strong growth driver for the Company and we continue to lead the adult content market for this service," stated Michael Weiner, President of New Frontier Media, Inc.

INTERNET GROUP

The Company's Internet Group reported net revenue of $0.8 million for the quarter ended September 30, 2003, as compared to $2.2 million for the quarter ended September 30, 2002, representing a decrease of 64%. Gross margin for the Internet Group increased to 62% for the current year quarter from 55% for the quarter a year ago. EBITDA for the Internet Group was $0.2 million for the quarter ended September 30, 2003 as compared to EBITDA of $0.4 million for the quarter ended September 30, 2002, representing a decrease of 50%. EBITDA was determined before restructuring charges of $72,000 and $142,000 for the quarters ended September 30, 2003 and 2002, respectively.

CORPORATE ADMINISTRATION EXPENSES

Corporate administration expenses declined to $1.1 million for the quarter ended September 30, 2003 from $2.1 million for the quarter ended September 30, 2002, representing a decrease of 48%. This decline is primarily related to a 93% decrease in legal fees. Legal fees for the quarter a year ago were unusually high as a result of the proxy fight and related litigation.

FUTURE OUTLOOK

As the Company continues to gain visibility, it is updating its guidance for the fiscal year ending March 31, 2004 as follows:

     - The Company is updating its revenue guidance from $35 - 40 million to $40 - 43 million

     - The Company is updating its net income guidance from $5 - 7 million or $0.23 - $0.35 per share to $9.0 - $11.0 million or $0.39 - $0.49 cents per share

CONFERENCE CALL INFORMATION

New Frontier Media, Inc. will be conducting its conference call and web cast to discuss earnings today at 4:15 p.m. Eastern Time. The participant phone number for the conference call is (800)-218-0204. To participate in the web cast please log on to www.noof.com and click on Investor Relations and then Webcasts & Events. A replay of the conference call will be available for seven days after 5:15 p.m. Eastern Time on November 6th at (800)-405-2236, access code 558509. The replay will also be archived for twelve months on the Corporate web site at www.noof.com. This press release can be found on the Company's corporate web site, www.noof.com, under Investor Relations/News Releases.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", or variations of such words are intended to identify such forward-looking statements. All statements related to the outcome of any contingencies are forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.

ABOUT NEW FRONTIER MEDIA, INC.
New Frontier Media, Inc. is a leading distributor of adult entertainment via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Broadband and video-on-demand.

The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view, video-on-demand, and subscription TV networks and services to over 54 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TEN(TM), TEN*Clips(TM), TEN*Xtsy(TM), TEN*Blue(TM), TEN*BluePlus(TM), TEN*Blox(TM), TEN*Max(TM) and TEN*On Demand(TM). These networks and services represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information contact Karyn Miller, Chief Financial Officer, at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.

Consolidated Operating Results
(in '000's except per share amounts)

                                                      (UNAUDITED)                                (UNAUDITED)
                                                     Quarter Ended                              Six Months Ended
                                                         September                                  September
                                                 2003               2002                    2003              2002

Revenue                                          $10,919             $9,280                 $ 20,999          $18,877

Cost of Sales                                     (4,295)            (4,487)                  (8,187)          (9,727)
                                             ------------       ------------            -------------     ------------

Gross Profit                                       6,624              4,793                   12,812            9,150

Operating Expenses                                (3,487)            (5,489)                  (7,417)         (14,792)
                                             ------------       ------------            -------------     ------------

Operating Income (Loss)                            3,137               (696)                   5,395           (5,642)

Other Expense                                       (304)              (323)                    (539)          (1,017)
                                             ------------       ------------            -------------     ------------

Net Income (Loss) Before Taxes                    $2,833            ($1,019)                  $4,856          ($6,659)

Provision for income taxes                            (1)                 0                       (2)               0
                                             ------------       ------------            -------------     ------------

Net Income (Loss)                                 $2,832            ($1,019)                  $4,854          ($6,659)
                                             ============       ============            =============     ============

Basic Income (Loss) Per Share                      $0.15             ($0.05)                   $0.25           ($0.31)
                                             ============       ============            =============     ============

Diluted Income (Loss) Per Share                    $0.14             ($0.05)                   $0.23           ($0.31)
                                             ============       ============            =============     ============

Basic shares outstanding                          19,436             21,323                   19,584           21,291
                                             ============       ============            =============     ============

Diluted shares outstanding                        20,748             21,323                   20,767           21,291
                                             ============       ============            =============     ============


Reconciliation of Net Income (Loss) to EBITDA as reported

                                                     (UNAUDITED)                                (UNAUDITED)
                                                     Quarter Ended                              Six Months Ended
                                                     September 30,                              September 30,
                                                 2003               2002                    2003              2002

Net Income (Loss)                                 $2,832            ($1,019)                  $4,854          ($6,659)

Adjustments:
              Dep'n and Amort.(1)                    541                764                    1,057            1,976
              Interest Expense                       361                343                      671              938
              Interest Income                         (8)               (20)                     (20)             (39)
              Income Taxes                             1                  0                        2                0
              Loss on non-cash write off               0                  0                        0              118
              Restructuring/Impair.                   72                142                       72            3,718
                                             ------------       ------------            -------------     ------------

EBITDA as reported                                $3,799               $210                   $6,636              $52
                                             ============       ============            =============     ============


(1) Amortization excludes amortization of content licenses

The Condensed Statement of Operations should be read in conjunction with the Company's Form 10Q, 10-K and other fiilings with the Securities and Exchange Commission. To obtain a copy please contact New Frontier Media, Inc.

Consolidated Balance Sheet
(in 000s)

                                                                      (Unaudited)
                                                                      September 30,           March 31,
                                                                      2003                    2003
CURRENT ASSETS:
              Cash and cash equivalents                                    $7,862                   $4,264
              Accounts receivable, net                                      6,768                    5,680
              Prepaid expenses                                                449                      610
              Other                                                           287                      452

                                                                      ------------            -------------
                          TOTAL CURRENT ASSETS                             15,366                   11,006
                                                                      ------------            -------------

FURNITURE AND EQUIPMENT, net                                                3,422                    3,951
                                                                      ------------            -------------

OTHER ASSETS:
              Prepaid distribution rights, net                             12,156                   11,520
              Goodwill                                                      3,743                    3,743
              Other identifiable intangible assets, net                       485                    1,124
              Deposits                                                        233                      567
              Other                                                           766                    3,114

                                                                      ------------            -------------
                          TOTAL OTHER ASSETS                               17,383                   20,068
                                                                      ------------            -------------

TOTAL ASSETS                                                              $36,171                  $35,025
                                                                      ============            =============

CURRENT LIABILITIES:
              Accounts payable                                             $1,719                   $2,606
              Current portion of capital lease obligations                    581                      996
              Deferred revenue                                              1,721                    2,223
              Accrued restructuring expense                                 1,009                    1,304
              Note Payable                                                    655                        0
              Other accrued liabilities                                     2,037                    1,225

                                                                      ------------            -------------
                          TOTAL CURRENT LIABILITIES                         7,722                    8,354
                                                                      ------------            -------------

LONG TERM LIABILITIES:
              Obligations under capital lease, net of
                          current portion                                     323                      465
              Note Payable, net of current portion                            435                        0
              Redeemable preferred stock                                    1,698                    3,750

                                                                      ------------            -------------
                          TOTAL LONG-TERM LIABILITIES                       2,456                    4,215
                                                                      ------------            -------------

                                                                      ------------            -------------
                                      TOTAL LIABILITIES                    10,178                   12,569
                                                                      ------------            -------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
              Common stock                                                      2                        2
              Additional paid-in capital                                   44,626                   45,943
              Accumulated deficit                                         (18,635)                 (23,489)

                                                                      ------------            -------------
                          TOTAL SHAREHOLDERS' EQUITY                       25,993                   22,456
                                                                      ------------            -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                $36,171                  $35,025
                                                                      ============            =============
